UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 20, 2009

HERON LAKE BIOENERGY, LLC

(Exact name of small business issuer as specified in its charter)

Minnesota	000-51825	41-2002393
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

91246 390th Avenue, Heron Lake, MN 56137-1375
(Address of principal executive offices)

(507) 793-0077
(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items 7.01 Regulation FD Disclosure and Item 8.01 Other Events

The Board of Directors of Heron Lake BioEnergy, LLC (the “Company” or “Heron Lake”) is announcing its intent to propose a reclassification of the Company’s membership units.  The proposed transaction will provide for, among other things, the reclassification of the Company’s Class A membership units into additional separate and distinct classes.

The proposed reclassification would be accomplished through amendments to the Company’s Articles of Organization and Member Control Agreement. If the Company’s members approve the proposed amendments to the Company’s Articles of Organization and Member Control Agreement and the reclassification is implemented, the Company will be able to voluntarily suspend the registration of its Class A units under the Securities Exchange Act of 1934.

The Board intends to call a special meeting of members to present the proposed transaction to the members of Heron Lake. This proposed reclassification is subject to the approval by Heron Lake members holding at least a majority of the outstanding membership units. The Company anticipates filing a preliminary proxy statement regarding the proposed reclassification described above for SEC review during the second calendar quarter of 2009, and filing a definitive proxy statement upon completion of the SEC review. A definitive proxy statement containing detailed information about the proposed reclassification will be sent to the members prior to the special meeting of members.

A copy of the press release announcing and describing the proposed reclassification was made available on  Heron Lake’s website, www.heronlakebioenergy.com, on March 20, 2009 and is attached hereto as Exhibit 99.1.

The Company anticipates filing a preliminary proxy statement regarding the proposed Rule 13e-3 transaction, including the reclassification described above with the SEC during the second calendar quarter of 2009 and will file a definitive proxy statement upon completion of SEC review. Before making any decisions, members are urged to read the preliminary proxy statement carefully in its entirety and any other relevant documents, including the definitive proxy statement when it becomes available, as such documents contain important information about the transaction. A definitive proxy statement will be sent to the members of the Company seeking their approval of the transaction including the reclassification. Members may obtain free copies of the preliminary and definitive proxy statements, when they become available, and other documents filed with, or furnished to, the SEC by the Company at the SEC’s website at http://www.sec.gov or by contacting the Company.

This communication is not a solicitation of a proxy from any security holder of the Company or its affiliates. However, the Company and certain of its respective directors and executive officers may be deemed to be participants in the solicitation of proxies from members in connection with the proposed transaction under the rules of the SEC. Information about the directors and executive officers of the Company and a description of their direct or indirect interests by security holdings will be described in the preliminary proxy statement once filed with the SEC or the definitive proxy statement relating to the 2009 Annual Meeting of Shareholders filed with the SEC on February 25, 2009 and the Annual Report on Form 10-K filed with the SEC on January 29, 2009. These documents can be obtained free of charge from the sources indicated above.

Statements made in this report about Heron Lake BioEnergy, LLC, other than statements of historical fact, are forward-looking statements that reflect our current view on future events, future business, industry and other conditions, our future performance, and our plans and expectations for future operations and actions. These forward-looking statements are only our predictions and involve numerous assumptions, risks and uncertainties. You should read this report thoroughly with the understanding that our actual results may differ materially from those set forth in the forward-looking statements for many reasons, including events beyond our control and assumptions that prove to be inaccurate or unfounded. We cannot provide any assurance with respect to our future performance or results. Our actual results or actions may differ materially from these forward-looking statements for many reasons.

 Item 9.01 Financial Statements and Exhibits

(d)  Exhibits

Exhibit No.	Description
99.1	Press Release dated March 20, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERON LAKE BIOENERGY, LLC

March 20, 2009	/s/ Robert J. Ferguson
Date	Robert J. Ferguson, Chief Executive Officer